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                                                               EXHIBIT 11(c)



                               CONSENT OF COUNSEL

                                AIM FUNDS GROUP
                                ---------------

     We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Counsel" in the Prospectus for AIM Funds Group (the "Fund") and under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for the Fund, which are included in Post-Effective Amendment No. 74 to the Registration Statement under the Securities Act of 1933 (No. 2-27334) and Amendment No. 74 to the Registration Statement under the Investment Company Act of 1940 (No. 811-1540) on Form N-1A of the Fund.


                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   ------------------------------------------
                                       Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
February 20, 1998